ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of February 6, 2012 by and between Hansen & Taylor Investment Group LLC, a Utah limited liability company doing business as Flirty Aprons and Apron Central, LLC a Utah limited liability company doing business as Apron Central(collectively the "Seller"), and Simple Products Corporation, a Utah corporation ("Buyer").United Business Brokers has brokered the contemplated transactions, and is referred to herein as "Broker." Capitalized terms used and not otherwise defined herein shall have the definitions assigned thereto in Section 10 below.

RECITALS

WHEREAS, Buyer desires to acquire certain assets and business operations owned by Seller, and Seller is willing to sell such assets and business operations to Buyer, on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, the parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1. TRANSFERRED ASSETS; PURCHASE PRICE.

1.1. Transferred Assets. The Transferred Assets shall consist of all of the Seller's business operations, including all assets related to the dbanames "Flirty Aprons" and "Aprons Central" which are registered with the Utah Division of Commerce, as well as the forgoing dba names themselves. The Transferred Assets are referred to herein as the "Business" and Seller's principal location at 202 E Center St, Provo, Utah 84606is referred to herein as the "Business Location." Subject to the provisions of Section 1.2 below, on the Closing Date (as hereinafter defined) and effective as of the Possession Date, Buyer agrees to acquire, and Seller agrees to convey, transfer and deliver to Buyer, allof the assets located at the Business Location or used directly in connection with the Business, butnot including cash(the "Transferred Assets"). The Transferred Assets include, but are not limited to the items described on Schedule 1 attached hereto (described more fully below in Section 3). In addition, Schedule 1 also stipulates items that are not included in the Transferred Assets. The Transferred Assets will be free and clear of all Encumbrances, except as expressly set forth in this Section 1.1 or Schedule 1.

1.2. Liabilities and Obligations.

1.2.1. Buyer shall be obligated to assume, and shall be deemed to have assumed, all of the Seller's accounts payable as it relates to sellable inventory.

1.2.2. Buyer shall not be obligated to assume, and shall not be deemed to have assumed, any of the liabilities and obligations of Seller related to the Business or otherwise, except for anyAssumed Contracts that are expressly listed on Schedule 2 attached hereto.

1.2.3. Except as expressly specified in this Section 1.2 or on Schedule 2, all liabilities and obligations of Seller or the Company, whether actual or contingent, known or unknown, shall continue after the Closing to be the liabilities and obligations of Seller (the "Retained Liabilities"), and Buyer shall not have any responsibility in respect thereof.

1.3. Purchase Price. In consideration for the transfer of the Transferred Assets, at the Closing, Buyer shall deliver to Seller the purchase price of $1,250,000.00 (the "Purchase Price"). The Purchase Price will be paid as follows:

1.3.1. Buyer will deliver a down payment of Two Hundred Fifty Thousand Dollars ($250,000.00) in a certified check made payable to Vincent & Rees as escrow agent (for disbursement as set forth in Section 1.4).

1.3.2. At the Closing, Buyer will deliver one executed promissory note, totaling One Million Dollars ($1,000,000.00) in the form attached hereto as Exhibit A (the "Promissory Note").

1.3.3. Buyer shall assume liabilities as set forth in Schedule 2 as attached hereto.

1.4. Disbursement of Funds. After disbursement of the fees and expenses relating to the transaction costs and the Broker's fees, Vincent & Rees, as escrow agent, will disburse the remaining funds held in its IOLTA Trust Account pursuant to Section 1.3.2 above in accordance with the Closing Instructions and Acknowledgment attached hereto as Exhibit C. As the disburser, Vincent & Rees is sometimes referred to herein as the "Closing Agent."

1.5. Allocation of Purchase Price. Subject to the terms of Section 1.6, Buyer and Seller agree to allocate the Purchase Price among the Transferred Assets and other covenants hereunder according to the following for all purposes, including without limitation for tax and accounting purposes:

$9,000	Tangible assets, including fixtures, furniture, and equipment
$70,000	Net Inventory Value (as defined in 1.6 below)
$1,171,000	Intangible assets, including covenant not to compete, training, all intellectual property, software, programming, customer lists, vendor lists, and goodwill

1.6. Inventory and Accounts Payable - Net Inventory Value Calculation. In negotiating the sale of the Business, the Parties have attributed and agreed to allocate $70,000 of the Purchase Price to the value of the Seller's inventory at cost (including purchase orders that have been prepaid by the Seller to suppliers), less the value of the accounts payable that are to be assumed by the Buyer(the "Net Inventory Value"). This figure is based on February2011 average daily Net Inventory Value. However, prior to the Closing, at a time to be mutually agreed upon by the parties in good faith, the parties will count and calculate the value of the Business inventory based on its original purchase price, as well as the value of the Seller's accounts payable, in order to establish a final and accurate Net Inventory Value at the time of Closing. If such actual, recalculated Net Inventory Valueis more or less than the value assigned thereto in Section 1.5, then the parties in good faith will agree on adjustments to the purchase price to be implemented at closing.More particularly, if the final Net Inventory Value is more than $70,000, the Buyer will add the difference to the Note Payable; if the final Net Inventory Value is less than $70,000, the Buyer will reduce the Note Payable accordingly.

2. CLOSING.

2.1. Closing and Possession.

2.1.1. Closing Date. Subject to the satisfaction of the conditions set forth herein, the transaction which is the subject of this Agreement shall be closed on a date no later than February 6, 2012(the "Closing" and/or "Closing Date"), atthe offices of Vincent & Rees, L.C. located at 175 South Main Street, Fifteenth Floor, Salt Lake City, Utah 84111, or at such other time and place as the parties shall agree in good faith.

2.1.2. Possession Date. Actual possession by Buyer, and transfer of title and risk of loss of the Transferred Assets, shall be deemed to be effective as of 12:01 a.m. on the day following the Closing Date (the "Possession Date").

2.2. Deliveries by Seller. At the Closing, Seller shall deliver the following:

2.2.1. A Bill of Sale and Assignment in the form attached hereto as Exhibit D (the "Bill of Sale"), executed by Seller, transferring all of the Transferred Assets to Buyer, free and clear of Encumbrances except as described in Section 1.1 or Schedule 1.

2.2.2. A Noncompetition Agreement executed by Seller in the form attached hereto as Exhibit E (the "Noncompetition Agreement").

2.2.3. An original counterpart of the Closing Instructions and Acknowledgment, in the form attached hereto as Exhibit C, executed by Seller.

2.2.4. All documentation required, if any, to permit Buyer to continue to use and occupy the Business Location, including a new lease, in form and substance acceptable to Buyer, executed by the landlord of the Business Location.

2.2.5. Such other documents, including certificates and third-party consents or releases, as may be required hereunder or as reasonably requested by Buyer to complete the transactions contemplated in this Agreement.

2.2.6. Complete accounting files in electronic form along with accounting management software, a full and complete list of all affiliates, customers, vendors, and any other parties involved in the day-to-day business.

2.2.7. All permissions and rights to contact, and the detailed contact information of, the manufacturer of the product and the agent, broker, or importerwhich is disclosed herein as Vox Marketing Group (801-377-8695).

2.2.8. All existing UCC-1 filings against Hanson & Taylor Investment Group LLC DBA Flirty Aprons will be cleared or funds from the transaction may be reserved and used to clear the filings and proof will be provided that they are clear. All known UCC Filings are attached to Schedule F.

2.2.9. An executed lien subordination agreement in favor of, and in form acceptable to, Buyer's lending institution.

2.3. Deliveries by Buyer. At the Closing, Buyer will deliver the following:

2.3.1. The down payment portion of the Purchase Price, described in Section 1.3.2 above.

2.3.2. The duly executed Promissory Note.

2.3.3. The duly executed Security Agreement.

2.3.4. An original counterpart of the Closing Instructions and Acknowledgment executed by the Buyer.

2.3.5. Such other documents, including certificates, as may be required hereunder or as reasonably requested by Seller to complete the transactions contemplated in this Agreement.

3. SELLERS' REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that the following are true, correct and complete as of the date of this Agreement:

3.1. Authority. Seller has all requisite right, power and authority to: (i) own its assets and to conduct the business operations of the Business as now being conducted; (ii) execute and deliver this Agreement and its related documents and perform its obligations hereunder and thereunder, and (iii) consummate the transactions contemplated in this Agreement. There are no agreements, contracts or commitments to which either of the Seller or the Company is a party that would prohibit or restrict the transactions contemplated under this Agreement. No consent, approval, order, or other authorization of any governmental or regulatory authority is required with respect to Seller's execution and delivery of this Agreement or any related document, or consummation of the transactions contemplated herein or therein. When executed and delivered by Seller, this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

3.2. Ownership of Transferred Assets; Condition of Tangible Transferred Assets. At Closing, Buyer shall acquire all of Seller's right, title, and interest in the Transferred Assets, free and clear of Encumbrances, except as otherwise set forth in Section 1.1 or Schedule 1. The Transferred Assets are in good condition and repair, subject to ordinary wear and tear, and are adequate and fit for the uses for which they are intended or being used.

3.3. Transaction Not a Breach. The execution and delivery of this Agreement and its related documents, the performance by Seller hereunder, and the consummation of the transactions described herein, will not conflict with or violate (i) any law, ordinance, regulation, order, award, judgment, injunction or decree applicable to Seller or to the Transferred Assets, or (ii) conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation, bylaws, or other instruments of formation or organization of Seller.

3.4. Listings and Other Data. All receivable listings, customer lists and all other information, reports and data made available or provided to Buyer by Seller are true, correct, and accurate in all material respects as of the date provided or made available, as of the date of this Agreement. Seller has no present knowledge of any intent of any current customer or vendor to modify or terminate any of its outstanding orders or contracts and Seller has received no notice to such effect.

3.5. Taxes and Tax Returns. Seller has filed all Tax Returns relating to the Business that it is required to have filed, and such returns are true and correct in all material respects.

3.6. Litigation; Compliance with Laws; Licenses and Permits. There is no Proceeding pending or, to the knowledge of Seller, threatened against or involving Seller, the Business or the Transferred Assets, or the propriety of this Agreement or any of the transactions contemplated hereby, at law or in equity, or before or by any court, arbitrator or governmental authority, and the Business are not being operated under or subject to any order, final non-appealable judgment, decree, license or injunction of any court, arbitrator or governmental authority.

3.7. Absence of Adverse Changes. There has been no material adverse change, or any event, condition or occurrence that is reasonably likely to result in a material adverse change, to the condition of the Transferred Assets or the business operations of the Business.

3.8. Contracts. Seller has made available or been willing to provide to Buyer true and complete copies of all Assumed Contracts, if any, including without limitation all current customer contracts relating to the Business. There are no material agreements relating to the Business, whether verbal or written, that have not been disclosed to Buyer. All of the Assumed Contracts are in full force and effect and are valid and enforceable according to their terms, and there are no material breaches or defaults thereunder, and no condition exists that would cause, whether by passage of time or otherwise, a breach or default thereunder. Seller has not entered into any agreement or understanding, whether written or oral, that waives any of its respective rights under any of the Assumed Contracts.

3.9. Environmental Issues. In connection with the Business or at the Business Location, Seller has not transported, stored, maintained, used, manufactured or released any hazardous material or other environmentally sensitive material or substance in violation of any applicable legal or regulatory requirement.

3.10. Solvency. Neither Seller nor the Business have been the subject of any bankruptcy proceedings (whether voluntary or involuntary), made an assignment for the benefit of creditors, been adjudicated bankrupt or insolvent, petitioned for or been assigned any receiver or trustee relating to the Business or any of the Transferred Assets, commenced any reorganization or restructuring of debt, or otherwise failed to fulfill its payment obligations in the ordinary course. None of the above has been commenced or threatened against Seller or the Business.

3.11. Brokers. Other than the Broker, Seller has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement.

3.12. Disclosure. No representation or warranty by Seller and no document furnished by Seller pursuant to this Agreement or otherwise in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which made, not misleading.

4. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that the following are true, correct and complete as of the date of this Agreement:

4.1. Authority. Buyer has all requisite right, power and authority to: (i) execute and deliver this Agreement and its related documents and perform his obligations hereunder and thereunder, and (ii) consummate the transactions contemplated in this Agreement. There are no agreements, contracts, or commitments to which Buyer is a party that would prohibit or restrict the transactions contemplated under this Agreement. No consent, approval, order, or other authorization of any governmental or regulatory authority is required with respect to Buyer's execution and delivery of this Agreement or any related document, or consummation of the transactions contemplated herein

or therein. When executed and delivered by Buyer, this Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms.

4.2. Transaction Not a Breach. The execution and delivery of this Agreement and its related documents, the performance by Buyer hereunder, and the consummation of the transactions described herein, will not conflict with or violate (i) any law, ordinance, regulation, order, award, judgment, injunction or decree applicable to Buyer, or (ii) conflict with or result in a material breach of any contract, agreement, or other instrument, obligation or understanding of any nature to which Buyer is a party or by which Buyer is bound or affected.

4.3. Solvency. Buyer has not been the subject of any bankruptcy proceedings (whether voluntary or involuntary), made an assignment for the benefit of creditors, been adjudicated bankrupt or insolvent, petitioned for or been assigned any receiver or trustee relating to his assets, commenced any reorganization or restructuring of debt, or otherwise failed to fulfill his payment obligations in the ordinary course. None of the above has been commenced or threatened against Buyer.

4.4. Brokers. Buyer has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement.

5. ADDITIONAL COVENANTS.

5.1. Expenses. Unless expressly stated otherwise herein, each of Buyer and Seller will bear their own respective costs and expenses incurred in connection with the preparation and execution of this Agreement and its related documents, and the consummation of the transactions contemplated herein, including without limitation all legal fees and expenses, and fees arising from accountants, tax and financial advisors. Notwithstanding the foregoing, each of Buyer and Seller acknowledge and agrees as follows: (i) that the Buyer has engaged Vincent & Rees to act as the Closing Agent hereunder and to prepare documentation, including this Agreement, for the closing of the transactions contemplated herein; (ii) Vincent & Rees, and its attorneys and staff, do not represent Seller, and Seller is strongly recommended to, entitled to and has had an opportunity to obtain counsel regarding this transaction and the related documentation; (iii) Buyer will be responsible for the fees of Vincent & Rees for preparation of this Agreement and service as the Closing Agent. Seller will be solely responsible for all of the Broker's fees; (iv) Vincent & Rees, and its attorneys and staff have been engaged to prepare the documentation for this transaction only and have made no examinations or representations regarding the Business, the terms of this transaction, or any legal or practical issues related to the Business; (v) Vincent & Rees is hereby indemnified from all future litigation and Buyer and Seller shall look to the other party exclusively to remedy any future disputes related to this transaction or these documents; (vi) all parties have reviewed all the documents related to this transaction and understand the responsibilities and terms set forth herein; (vii) all parties have had opportunities to ask questions and receive all due diligence from the other party, their counsel, and Broker regarding this transaction.

5.2. Confidentiality.

5.2.1. Each party agrees that it will (i) not disclose the other party's Confidential Information to any third party; and (ii) protect all Confidential Information of the other party from unauthorized use, access, or disclosure in the same manner as it protects its own Confidential Information of a similar nature, and in no event with less than reasonable care. Upon the disclosing party's written request, the receiving party will promptly return any Confidential Information identified in the request to the disclosing party. "Confidential Information" shall mean any information that is proprietary or non-public regarding any party, including without limitation, customer

and vendor lists, business plans, network design and structure, and financial information. Confidential Information shall include the terms of this Agreement. The provisions of this Section 5.2.1 shall survive the termination of this Agreement.

5.2.2. The foregoing restrictions will not apply to information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party or of any third party with a duty to keep such information confidential; (ii) is known to the receiving party at the time of disclosure without violation of any confidentiality restriction and without any restriction on the receiving party's further use or disclosure; or (iii) is independently developed by the receiving party.

5.3. Publicity; Press Releases. The parties agree to consult with each other in good faith concerning any public reports, statement, press releases or other publicity ("Publicity") regarding this Agreement or the transactions hereunder, but in no case will either party disclose in connection with any such Publicity any financial aspect of the Agreement or the transactions hereunder (including without limitation the Purchase Price) without the other party's prior written consent; provided, however that any party shall be entitled to give notices or provide information regarding this Agreement or the transactions to governmental or regulatory authorities, creditors, legal and financial advisors, and others as legally required; and further provided, that nothing in this section shall prohibit Buyer from issuing a press release or other Publicity indicating new ownership of the Company (excepting financial information, as set forth above).

5.4. Training. Seller will be reasonably available for consultation with, and will provide training to Buyer on matters concerning the operation of the Business and the Transferred Assets and such other related matters as may be reasonably requested by Buyer; provided,however, the training shall be limited to a total of forty (40) hours, commencing as soon as reasonably practical after the Closing Date and completed no later than forty five (45) days after the Closing Date.

5.5. Business Name. In conjunction with the transactions contemplated herein, Seller sells to Buyer all of Seller's rights to the business names "Flirty Aprons" and "Aprons Central".The parties agree to work together in good faith following the Closing to obtain the transfer of the business name "Flirty Aprons" and "Aprons Central" to Buyer, including without limitation to execute and file any documents required by applicable rules and regulations of the Utah Department of Commerce, Division of Corporation and Commercial Code.

6. CONDITIONS PRECEDENT.

6.1. Conditions Precedent to Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated hereunder and to proceed with the Closing are subject to the fulfillment of the following conditions, any of which may be waived in whole or in part by Buyer in writing.

6.1.1. Accuracy of Representations and Warranties. The representations and warranties of Seller contained in Section 3 of this Agreement shall be true, complete, and accurate in all material respects as of the Closing Date.

6.1.2. Compliance with Agreement. Seller shall have complied with all obligations, agreements, commitments and covenants, and shall have fulfilled all conditions, required by this Agreement and its related documents to be performed or complied with on or prior to the Closing Date.

6.1.3. Authority; Third-Party Consents. All actions necessary to authorize the execution, delivery, and performance hereunder by Seller shall have been undertaken and completed. Any filings, registrations, notices, consents, releases and approvals required by Seller from any

governmental entity or other third party for the performance of Seller's obligations hereunder shall have been obtained. To the extent that any of such consents or approvals for any Assumed Contract have not been obtained prior to the Closing, and Buyer elects to close the transactions hereunder prior to receiving any such consent or approval, Seller and Buyer each agree to exercise best efforts to obtain such consent or approval as soon as is reasonably feasible following the Closing, and Seller agrees in the meantime to facilitate Buyer's receipt of the benefit of such Assumed Contracts and Buyer's payment of any amounts due under the applicable Assumed Contracts until such consent or approval has been obtained.

6.1.4. Business Location. As set forth in Section 2.2.4, any documentation necessary to ensure Buyer's continued occupancy and use of the Business Location shall have been obtained, if and only if Buyer decides to continue use of this Business Location.

6.1.5. Reasonable Satisfaction. The form and substance of all certificates, notices, actions, and documents required to consummate the transactions contemplated hereunder shall have been reasonably satisfactory to Buyer and its counsel.

6.2. Conditions Precedent to Seller's Obligations. The obligations of Seller to consummate the transactions contemplated hereunder and to proceed with the Closing are subject to the fulfillment of the following conditions, any of which may be waived in whole or in part by Seller in writing.

6.2.1. Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in Section 4 of this Agreement shall be true, complete, and accurate in all material respects as of the Closing Date.

6.2.2. Compliance with Agreement. Buyer shall have complied with all obligations, agreements, commitments and covenants, and shall have fulfilled all conditions, required by this Agreement and its related documents to be performed or complied with on or prior to the Closing Date.

6.2.3. Authority; Third-Party Consents. All actions necessary to authorize the execution, delivery, and performance hereunder by Seller shall have been undertaken and completed. Any filings, registrations, notices, consents, releases and approvals required by Seller from any governmental entity or other third party for the performance of Seller's obligations hereunder shall have been obtained. To the extent that any of such consents or approvals for any Assumed Contract have not been obtained prior to the Closing, and Buyer elects to close the transactions hereunder prior to receiving any such consent or approval, Seller and Buyer each agree to exercise best efforts to obtain such consent or approval as soon as reasonably feasible following the Closing, and Seller agrees in the meantime to facilitate Buyer's receipt of the benefit of such Assumed Contracts and Buyer's payment of any amounts due under the applicable Assumed Contracts until such consent or approval has been obtained.

6.2.4. Reasonable Satisfaction. The form and substance of all certificates, notices, actions, and documents required to consummate the transactions contemplated hereunder shall have been reasonably satisfactory to Seller and its counsel.

7. INDEMNIFICATION.

7.1. Indemnification by Seller. Seller shall defend, indemnify and hold harmless Buyer and each of Buyer's officers, directors, shareholders, employees, counsel, agents, and their respective successors and assigns (collectively, the "Buyer Indemnitees") from and against, and shall reimburse the Buyer Indemnitees for, each and every Loss incurred by any Buyer Indemnitee, directly or indirectly, arising out of or in connection with: (i) any material inaccuracy in any representation or warranty of

Seller hereunder; (ii) any material breach or nonfulfillment of any covenant, agreement or other obligation of Seller under this Agreement or any related documents; (iii) any product liability or similar claim relating to business operations of the Business or sales by Seller prior to the Possession Date; or (iv) any debt, liability, or other obligation of Seller arising (or relating to the period) prior to the Possession Date, except for obligations (if any) assumed by Buyer hereunder or otherwise expressly accepted by Buyer in writing hereafter. Buyer shall be entitled to offset against any amount owed by Buyer to Seller under this Agreement or any related document, including the Promissory Note or its substitute, any amounts owed by Seller to Buyer under this Section 7.1. Furthermore, the Seller acknowledges thatthe Seller has engaged Vincent & Rees to act as the Closing Agent hereunder and to prepare documentation, including this Agreement, for the closing of the transactions contemplated herein; and, the Seller agrees to indemnify and hold harmless Vincent & Rees and each of Vincent & Rees's officers, directors, shareholders, employees, counsel, agents, and their respective successors and assigns (collectively, the "Vincent & Rees Indemnitees") from and against, (i) any material inaccuracy in any representation or warranty of Seller hereunder; (ii) any material breach or nonfulfillment of any covenant, agreement or other obligation of Seller under this Agreement or any related documents; (iii) any product liability or similar claim relating to business operations of the Business or sales by Seller prior to the Possession Date; or (iv) any debt, liability, or other obligation of Seller arising (or relating to the period) prior to the Possession Date, except for obligations (if any) assumed by Buyer hereunder or otherwise expressly accepted by Buyer in writing hereafter.

7.2. Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless Seller and each of Seller's officers, directors, shareholders, employees, counsel, agents, and their respective successors and assigns (collectively, the "Seller Indemnitees") from and against, and shall reimburse the Seller Indemnitees for, each and every Loss incurred by any Seller Indemnitee, directly or indirectly, arising out of or in connection with: (i) any material inaccuracy in any representation or warranty of Buyer hereunder; (ii) any material breach or nonfulfillment of any covenant, agreement or other obligation of Buyer under this Agreement or any related documents; (iii) any product liability or similar claim relating to business operations of the Business or sales by Buyer after the Possession Date; or (iv) any debt, liability, or other obligation of Buyer arising (or relating to the period) after the Possession Date. Furthermore, the Buyer acknowledges thatthe Seller has engaged Vincent & Rees to act as the Closing Agent hereunder and to prepare documentation, including this Agreement, for the closing of the transactions contemplated herein; Vincent & Rees, and its attorneys and staff, do not represent Buyer, and Buyer is entitled to and has had an opportunity to obtain counsel regarding this transaction and the related documentation; and, the Buyer agrees to indemnify and hold harmless the Vincent & Rees Indemniteesfrom and against, and shall reimburse the Vincent & Rees Indemnitees for (i) any material inaccuracy in any representation or warranty of Buyer hereunder; (ii) any material breach or nonfulfillment of any covenant, agreement or other obligation of Buyer under this Agreement or any related documents; (iii) any product liability or similar claim relating to business operations of the Business or sales by Buyer after the Possession Date; or (iv) any debt, liability, or other obligation of Buyer arising (or relating to the period) after the Possession Date.

7.3. Indemnification Procedure. If any Proceeding shall be brought or asserted against a party entitled to indemnification (or any successor thereto) pursuant to Sections 7.1 or 7.2 (each, an "Indemnitee") in respect of which indemnity may be sought under this Section 7 from an indemnifying party or any successor thereto (each, and "Indemnitor"), the Indemnitee shall give prompt written notice of such Proceeding to the Indemnitor. The Indemnitor shall thereupon assume the defense thereof, including the engagement of legal counsel reasonably satisfactory to the Indemnitee and the payment of all reasonable expenses associated therewith; provided, that any delay or failure to provide such notice to the Indemnitor shall relieve the Indemnitor of its indemnification obligations only to the extent, if at all, that it has been prejudiced by reason of such delay or failure. The Indemnitee shall, reasonably and in good faith, assist and cooperate in the defense thereof.

Notwithstanding anything herein to the contrary, the Indemnitor shall not, without the Indemnitee's prior written consent, settle or compromise any Proceeding or consent to the entry of judgment with respect thereto.

8. MISCELLANEOUS.

8.1. Notices. Any notices from one party to another shall be deemed sufficiently given upon delivery (with the return receipt, the delivery receipt, or the affidavit of messenger), refusal by addressee or notice to the recipient from the Post Office that such notice is undeliverable, if such notice has been mailed by United States registered or certified mail, postage prepaid, or delivered by overnight courier addressed to:

If to Seller:

Hansen & Taylor Investment Group LLC
Apron Central, LLC
202 East Center Street
Provo, Utah 84606

If to Buyer:

Simple Products Corporation
138 East 12300 South, Suite C-165
Draper, Utah84020

or at such other address or addresses as such party may from time to time specify by notice in writing to the other, given in the manner provided in this Section.

8.2. Waiver; Severability. No delay or failure on the part of any party hereto in exercising any right, power or privilege under any of this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

8.3. Benefit and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, successors and assigns. Except as expressly stated herein, this Agreement shall not confer any rights or remedies on any third party.

8.4. Entire Agreement; Amendment. The exhibits attached to this Agreement are incorporated herein by reference. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereto, supersedes all prior oral or written agreements, instruments and understandings with respect to such matters, and may be modified only by instruments signed by the parties. This Agreement may not be amended or modified except by written agreement of the parties hereto.

8.5. Survival. All of the covenants of the parties shall survive the execution of this Agreement and the Closing, including without limitation the indemnification obligations of the parties. All of the representations and warranties of the parties shall survive the execution of this Agreement and the Closing, regardless of the parties' respective due diligence investigations and even if the other party

knows or should have known of any misrepresentation or breach of any warranty at the time of Closing, for a period of one year following the Closing.

8.6. Further Assurances. Prior to, on, and after the Closing, each party shall execute, deliver and/or furnish to the other party, upon reasonable request, such further information or documents, and do such other acts and things, for the purpose of fulfilling the transactions contemplated hereunder.

8.7. Attorneys' Fees. In the event that any party hereunder brings a Proceeding to enforce this Agreement, the party that prevails in such Proceeding shall be entitled to recover, in addition to all other amounts and relief that may be granted, its reasonable costs and attorneys' fees incurred in connection with such Proceeding.

8.8. Redressability. In the event that any party hereunder brings a Proceeding regarding this Agreement, thirty (30) days prior to the initiation of the Proceeding, the party commencing the action will give written notice of grievances to the opposing party. The opposing party will have the opportunity to redress the grievances within the thirty (30) days.

8.9. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.10. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating hereto, shall be construed and governed in accordance with the laws of the State of Utah, excluding the choice of law rules thereof.

8.11. Headings; Interpretation. The subject headings of Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions. This Agreement shall be interpreted as if all the parties had drafted it.

9. **DEFINITIONS.** In addition to any other definitions contained in this Agreement, the following words, terms, and phrases shall have the following meanings when used in this Agreement.

"Agreement" means this Asset Purchase and Sale Agreement.

"Assumed Contracts" means the certain contracts relating to the Business that are to be assumed by Buyer and are listed on Schedule 2 attached to the Agreement.

"Bill of Sale" has the meaning ascribed thereto in Section 2.2.2.

"Broker" means, collectively, United Business Brokers, and its representatives.

"Business" has the meaning ascribed thereto in Section 1.1.

"Business Location" has the meaning ascribed thereto in Section 1.1.

"Buyer" means Simple Products Corporation, a Utah corporation.

"Buyer Indemnitees" has the meaning ascribed thereto in Section 7.1.

"Closing" and "Closing Date" have the meanings ascribed thereto in Section 2.1.

"Closing Agent" means Vincent & Rees.

"Confidential Information" has the meaning ascribed thereto in Section 5.2.1.

"Encumbrance" means any encumbrance, security interest, mortgage, lien, pledge, claim, lease, right of first refusal, option, restrictive easement, charge or other restriction or third party rights.

"Indemnitee" has the meaning ascribed thereto in Section 7.3.

"Indemnitor" has the meaning ascribed thereto in Section 7.3.

"Knowledge" or "knowledge" (including the terms "knowing" and "knowingly") will be deemed to be present with any party when the matter in question was brought to the attention of, or if due diligence had been exercised, would have been brought to the attention of the party, or any of its responsible employees.

"Loss" means any loss, damage, injury, harm, detriment, decline in value, liability, claim, demand, cost of any Proceeding, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense (including, without limitation, costs associated with avoiding any of the foregoing), and the fees, disbursements and expenses of attorneys, accountants and other professional advisors).

"Noncompetition Agreement" has the meaning ascribed thereto in Section 2.2.2.

"Proceeding" means any action, suit, litigation, arbitration, lawsuit, claim, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, and any informal proceeding), prosecution, contest, hearing, inquiry, audit, examination, investigation, challenge, controversy or dispute commenced, brought or conducted or through any governmental authority, including the courts, or any arbitrator.

"Promissory Note" has the meaning ascribed thereto in Section 1.3.3.

"Publicity" has the meaning ascribed thereto in Section 5.3.
"Purchase Price" has the meaning ascribed thereto in Section 1.3.

"Retained Liabilities" has the meaning ascribed thereto in Section 1.2.2.

"Security Agreement" has the meaning ascribed thereto in Section 1.3.3.

"Seller Indemnitees" has the meaning ascribed thereto in Section 7.2.

"Seller" means Hansen & Taylor Investment Group LLC, and Apron Central, LLC.

"Taxes" means all taxes, charges, fees, levies, duties or other similar assessments, reassessments or liabilities.

"Tax Returns" mean any report, return or statement required to be supplied to a taxing authority in connection with Taxes.

"Transferred Assets" has the meaning ascribed thereto in Section 1.1.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Asset Purchase and Sale Agreement effective as of the date first above written.

SELLER:

HANSEN & TAYLOR INVESTMENT GROUP LLC

By ______________________________
Joseph William Hansen, Member

By ______________________________
Spencer John Taylor, Member

APRON CENTRAL, LLC

By ______________________________
Joseph William Hansen, Member

By ______________________________
Spencer John Taylor, Member

BUYER:

SIMPLE PRODUCTS CORPORATION

By ______________________________
Brian Christensen, CEO

IN WITNESS WHEREOF, the parties have duly executed and delivered this Asset Purchase and Sale Agreement effective as of the date first above written.

SELLER:

HANSEN & TAYLOR INVESTMENT GROUP LLC

By ______________________
Joseph William Hansen, Member

By ______________________
Spencer John Taylor, Member

APRON CENTRAL, LLC

By ______________________
Joseph William Hansen, Member

By ______________________
Spencer John Taylor, Member

BUYER:

SIMPLE PRODUCTS CORPORATION

By______
Brian Christensen, CEO

LIST OF EXHIBITS

Schedule 1	--	List of Transferred Assets
Schedule 2	--	List of Assumed Contracts
Exhibit A	--	Promissory Note
Exhibit B	--	Security Agreement for Promissory Note
Exhibit C	--	Closing Instructions and Acknowledgment
Exhibit D	--	Bill of Sale
Exhibit E	--	Noncompetition Agreement
Exhibit F	--	All Known UCC-1 Filings

Schedule 1

List of Transferred Assets

The "Transferred Assets" shall constitute the following:

All assets used directly in the business operations of the Business, including without limitation as set forth on any and all attached lists or lists delivered by Seller to Buyer, and all equipment, fixtures, furniture and other personal property, goodwill, trademarks and intellectual, trade names, lease and leasehold improvements, telephone numbers, customer lists, transferable permits and licenses, signs, technical and intellectual details, website, programming, credit card processing vendor, domain name(s), and other intangible assets, including accounts receivable, but not including cash.

Schedule 2

List of Assumed Contracts

Buyers shall assume the following "Assumed Contracts":
Sales Rep Contract
Affiliate Networks Contract
Affiliate Manager Contract
SEO Contract
Fulfillment Center Contract
Vox Inventory Purchase Contract for approximately $174,000.00.

EXHIBIT A

Promissory Note

PROMISSORY NOTE

$1,000,000.00
Salt Lake City, Utah

FOR VALUE RECEIVED, Simple Products Corporation, a Utah corporation, with an address at 138 East 12300 South, Suite C-165, Draper, Utah 84020 (referred to herein as "Debtor"), hereby irrevocably promises and agrees to pay to the order of Hansen & Taylor Investment Group LLC, a Utah limited liability company,dbaFlirty Apronsand Apron Central, LLC, a Utah limited liability company,with an address at 202 East Center Street, Provo, Utah 84606, and their owners (collectively "Creditor"), or at such other place as set forth herein or as designated in writing by the Holder (as defined below) hereof, in lawful money of the United States of America, the principal sum of One Million Dollars ($1,000,000.00) (the Principal Sum), together with six percent (6%) interest thereon (if any) and other fees in connection therewith, all in accordance with the terms and conditions set forth below.

1. Monthly payments, in the amount of $23,485.03 shall be due and payable to Creditor, on or before the first day of every month, beginning 30 days after the closing date. These payments bear an interest rate of six percent (6%), compounded annually. This Promissory Note shall be paid monthly, over forty-eight (48) months, beginning 30 days after the closing date.The balance of this note, if any, shall be paid in full within 6 months beginning at the end of the 48 month period as a balloonpayment.

2. Creditor may sell, assign, transfer, pledge or hypothecate this Note and any or all of its rights and remedies hereunder at any time, with or without notice to Debtor, to any person or entity. Creditor and its successors and assigns under this Note are sometimes referred to herein as the "Holder."

3. All payments shall be delivered to Creditor's address, or to such other address as directed in writing by the Holder hereof, and shall be made in U.S. Dollars in immediately available funds.

4. Debtor may prepay any amount due hereunder, in whole or in part, at any time without penalty or premium for such early payment. Debtor shall also be entitled to offset against this Note any amount owed by Creditor to Debtor, including without limitation any losses or expenses actually incurred by Debtor as a result of a breach by Creditor of any of its obligations under the Asset Purchase and Sale Agreement between Debtor and Creditor dated as of even date herewith.

5. This Note shall be secured by: a security agreement executed by Debtor as of even date herewith, encumbering certain business assets.

6. In the event Debtor fails to make a payment under this Note on the due date therefore or otherwise defaults in any obligation under this Note, all amounts owing and past due hereunder, including without limitation principal (whether by acceleration or in due course), interest, late fees and other charges, shall, if permitted by applicable law, bear interest at the rate of twelve percent (12%) per annum both before and after judgment.

7. Upon default of the payment of any sums of interest or principal or any portion thereof, and if said default shall continue for thirty (30) days after written notice of such default from Creditor, all of said principal and accrued interest shall, at the option of the legal holder hereof, become at once due and payable without further notice, demand or presentment for payment, together with any reasonable attorney's fees incurred by the holder hereof in collecting or enforcing payment thereof. Debtor and all parties who at any time may be liable hereon in any capacity, jointly and severally, hereby waive presentment, demand, notice of dishonor, and protest. All rights and remedies of the Creditor are cumulative and are not exclusive of any rights or remedies provided by laws or any other agreement, and may be exercised separately or concurrently.

The Debtor agrees to pay on demand all expenses of the Creditor in connection with any default, collection or enforcement of this Note, including costs and attorneys' fees.

8. All amounts paid by Debtor in respect of amounts due hereunder shall be applied by Holder in the following order of priority: (a) amounts due and payable, if any, pursuant to Paragraph 6 above, (b) interest due and payable hereunder, and (c) the outstanding principal balance hereof.

9. Debtor, on behalf of itself and all sureties, guarantors, and endorsers hereof, if any, hereby waives presentment for payment, demand, and notice of dishonor and nonpayment of this Note, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any security, or any part thereof, with or without substitution.

10. The failure of Holder in any one or more instances to insist upon strict performance of any of the terms and provisions of this Note, or to exercise any option conferred herein shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms, provisions or options on any future occasion.

11. This Note is delivered in the State of Utah and shall be governed by and construed in accordance with the laws of said State, without giving effect to any conflict of laws provisions. This Note shall bind the successors and assigns of Debtor and shall inure to benefit of the successors and assigns of Creditor.

12. This Note constitutes the entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and supersedes and replaces any prior understanding or agreement, oral or written, relating to such subject matters.

IN WITNESS WHEREOF, Debtor has executed this Note on or as of the day and year first above written.

SIMPLE PRODUCTS CORPORATION

By: ______________________
Brian Christensen, CEO

____
Brian Christensen, Individually

EXHIBIT "G"

PERSONAL GUARANTEE

This Personal Guarantee (this "***Guaranty***") is entered into as of February 6, 2012 between Hansen & Taylor Investment Group LLC, a Utah limited liability company ("***Seller***"), and Brian Christensen, an individual ("***Guarantor***").

BACKGROUND

A. Pursuant to that certain Asset Purchase And Sale Agreement dated February 6, 2012 (the "***Agreement***"), ***Seller*** sold substantially all of its assets to Simple Products Corporation (the "***Buyer***"). As part of the purchase price paid to Seller, Buyer delivered a Promissory Note in the face amount of $1,000,000 (the "***Note***").

B. Guarantor is a principal of the Buyer and intends to receive benefit from the transactions contemplated by the Agreement. As a material inducement to Seller to accept the Note as part of the purchase price under the Agreement, Guarantor agreed to personally guarantee the obligations of the Buyer under the Note.

AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, and as an inducement forSeller to extend credit to Buyer, Guarantor does hereby unconditionally and irrevocably guaranty to Seller, as a primary obligor and not as a surety,and promises to perform and be liable for the prompt, punctual and full payment and performance of Buyer's obligations under the Note.

This is a continuing guaranty. Until termination, this guaranty is unlimited as to amount or duration and shall remain in full force and effect notwithstanding any extension, compromise, adjustment, forbearance, waiver, release or discharge of any party, obligor or guarantor, or release in whole or in part of any security granted for said indebtedness or compromise or adjustment thereto, and the undersigned waives all notices thereto.

The obligations of the undersigned shall be at the election of Seller and shall be primary and not secondary, and Seller shall not be required to exhaust its remedies as against Buyer prior to enforcing its rights under this guaranty against the undersigned.

The guaranty hereunder shall be unconditional and absolute, and the undersigned waives all rights of subrogation and set-off until all sums under this guaranty are fully paid. The undersigned further waives all suretyship defenses or defenses in the nature thereof, generally.Guarantor hereby waives and agrees not to assert or take advantage of any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices and protests of each and every kind.

In the event payments due under this guaranty are not punctually paid upon demand, then the undersigned shall pay all reasonable costs and attorney's fees necessary for collection, and enforcement of this guaranty.The liability of Guarantor and all rights, powers and remedies of Seller hereunder and under any other agreement now or at any time hereafter in force between Seller and Guarantor relating to the Agreement shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Seller by law.

The undersigned warrants and represents it has full authority to enter into this guaranty.

This guaranty shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective. This Guaranty shall be governed by Utah law and Guarantor hereby irrevocably consents to the jurisdiction of any local, state or federal court located in Salt Lake County, State of Utah.

Brian Christensen

EXHIBIT B

Security Agreement for Promissory Note

SECURITY AGREEMENT FOR PROMISSORY NOTE

ThisSECURITY AGREEMENT (this "Agreement") is executed as of February 6, 2012, by Simple Products Corporation, a Utah corporation ("Debtor"), in favor of Hansen & Taylor Investment Group LLC, a Utah limited liability company, and Apron Central, LLC, a Utah limited liability company (collectively the "Secured Party"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth in the Note (as defined below) or in the Uniform Commercial Code as adopted by the State of Utah or the relevant jurisdiction (as amended and as may be amended hereafter, the "UCC").

RECITALS

WHEREAS, the Debtor has executed and delivered a promissory note dated of even date herewith in favor of the Secured Party in the face amount of One Million Dollars ($1,000,000.00) (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Note"); and

WHEREAS, as a condition precedent and as a condition to the extension of credit to Debtor in connection with the purchase of certain assets (the "Transferred Assets") from the Secured Party pursuant to that certain Asset Purchase and Sale Agreement of even date herewith (the "Asset Purchase Agreement"), which credit is represented by the Note, the Secured Party has required the Debtor to grant, and the Debtor has agreed to grant, to the Secured Party a continuing security interest (subject to Permitted Liens, as defined below) in and to the Collateral (as hereinafter defined) of the Debtor to secure all of its obligations to the Secured Party under the Note.

AGREEMENT

NOW, THEREFORE, the Debtor, intending to be bound hereby, in consideration of the premises hereof, in order to induce the Secured Party to extend credit represented by the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees with, and for the benefit of, the Secured Party as follows:

Grant of Security Interest. The Debtor, to secure the Obligations (as defined below), pursuant to Article 9 of the UCC, hereby assigns, pledges and grants to the Secured Party a lien and security interest in the collateral consisting of all of Debtor's right, title and interest in and to the Transferred Assets acquired by the Debtor pursuant to the Asset Purchase Agreement (collectively, the "Collateral"). Secured Party agrees that its lien and security interest in the Collateral is subordinate to the lien and security interest of Debtor's lending institution (as more specifically set forth in that certain Subordination Agreement being entered into concurrently herewith between Secured Party and Debtor's lending institution).

1. Secured Obligations. The security interest and pledge made in Section 1 is to secure the accuracy, completeness and full and timely payment and performance of each and every Obligation. For purposes of this Agreement, "Obligation" shall mean (i) Debtor's obligations under the Note; (ii) Debtor's obligations under any other document or agreement executed by Debtor herewith or after the date hereof that references this Agreement specifically as providing security for such obligations, and (iii) all other covenants and obligations of Debtor identified hereunder.

2. Representations, Warranties and Covenants. Debtor represents, warrants and covenants as follows:

   2.1. Debtor has legal title and the right and authority to assign and pledge and grant a security interest in the Collateral.

   2.2. The granting of a security interest in the Collateral pursuant to this Agreement and the delivery to

Secured Party of the Collateral or the filing of a financing statement covering the Collateral in compliance with the UCC will create a valid and perfected security interest in the Collateral securing Debtor's compliance with and performance of the Obligations.

2.3. There is no pending or, to the knowledge of Debtor, threatened action or proceeding before any court or administrative agency, and there are no final judgments of record, against Debtor or relating to or affecting any of the Collateral.

2.4. Debtor is not in default under any material obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent, nor is there any event which has occurred and is continuing that, under the terms of any indenture, mortgage, loan agreement or other agreement or instrument relating to such obligation, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, which default(s), either individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business or financial condition of Debtor or on Debtor's ability to pay or satisfy each Obligation in a timely manner (a "Material Adverse Effect").

2.5. So long as the lien of this Agreement is not discharged, (i) Debtor will at all times comply with the terms and conditions of the documents governing each other lien, claim, security interest, option, charge or encumbrance whatsoever on any of the Collateral (each, an "Other Lien") and the obligations secured thereby, and (ii) Debtor agrees that, if Debtor fails to so comply with the documents governing any Other Lien, Secured Party may in its sole discretion pay or perform, on behalf of Debtor, the obligation of Debtor under the documents governing such Other Lien that Debtor so failed to pay or perform, in which case Debtor shall reimburse Secured Party upon demand for all amounts expended by Secured Party in connection therewith together with interest at the then-applicable rate of interest under the Note (and such reimbursement obligation, together with such interest, shall constitute additional Obligations hereunder).

2.6. Debtor is not in violation of any law, order, injunction, decree, rule or regulation applicable to Debtor of any court or administrative body, which violation would have a Material Adverse Effect.

2.7. None of the written statements about Debtor furnished to Secured Party by or on behalf of Debtor in connection with the Asset Purchase Agreement or the Note contained, as of the date thereof, any untrue statement of a material fact about Debtor or omitted, as of the date thereof, a material fact about Debtor necessary to make the statements about Debtor contained therein or herein not misleading. There is or has occurred no fact, event or circumstance which Debtor has not disclosed to Secured Party in writing which has a Material Adverse Effect or, so far as Debtor can reasonably foresee, will have a Material Adverse Effect.

2.8. The personal property comprising the Collateral is currently located at the Business Location (as defined by the Asset Purchase Agreement).

3. Covenants and Further Assurances.

3.1. Debtor agrees that, at any time and from time to time, Debtor will promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect the assignment and security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

3.2. Debtor shall not, without the prior written consent of Secured Party:

3.2.1. Sell, assign or otherwise dispose of any of the Collateral outside of the ordinary course of business; or

3.2.2. Relocate any item of Collateral which is tangible personal property to a location other than the Business Location (as defined in the Asset Purchase Agreement).

3.2.3. In the event that a Total Loss (as defined below) occurs with respect to any Item (as defined below), Debtor shall promptly deliver to Secured Party all proceeds of insurance policies in respect of the Item suffering the Total Loss. For purposes hereof, "Item" means any item of Collateral which is tangible personal property, and "Total Loss" means, with respect to an Item, (i) the destruction of or damage to such Item which renders it beyond repair or permanently unfit for normal use or which results in an insurance settlement on the basis of a total loss or a constructive or compromised total loss or (ii) the theft, disappearance, confiscation, seizure or requisition of use of such Item for a period of not less than thirty (30) days.

3.2.4. Debtor shall cause all taxes or other governmental charges levied against any item of Collateral to be paid before delinquency.

3.2.5. Debtor represents that his address is as set forth in the Note and agrees to notify the Secured Party of any changes.

3.2.6. Debtor shall give Secured Party prompt notice of any name change.

3.2.7. Upon request of Secured Party, Debtor shall provide Secured Party with a written, detailed list of all Collateral showing the physical location of each Item and its estimated fair market value.

3.2.8. Debtor agrees to permit the Secured Party, upon reasonable advance notice and at reasonable times, to inspect the Collateral at its location. Debtor further agrees that, upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise or enforce its rights and remedies hereunder and under the UCC.

4. Default. The occurrence of one or more of the following events or existence of any one or more of the following events or conditions shall constitute an "Event of Default" under this Agreement:

4.1. Debtor shall fail to pay in full, when due (and within any grace period expressly provided therefor in the Note), any Obligation which requires a payment to Secured Party; or

4.2. Debtor shall fail to comply timely with or otherwise perform in a timely manner any other Obligation, and Debtor shall fail to cure such failure within ten (10) days after written notice thereof from Secured Party (or, if longer, within any grace period expressly provided therefor in the Note); or

4.3. Debtor shall (i) file or consent by answer or otherwise to the filing against it of a petition for relief or arrangement or any other petition in bankruptcy or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make a general assignment for the benefit of its creditors, or (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any substantial part of its property; or

4.4. Debtor shall fail to observe or perform any term, condition or covenant set forth in Sections 3, 4 or 5 above, and Debtor shall fail to cure such failure within three (3) days after written notice from Secured

Party; or

4.5. Any warranty or representation made or furnished to Secured Party in connection with this Agreement by or on behalf of Debtor proves to have been false in a material respect when made or furnished, and (i) Secured Party incurs a cost, expense, loss or other liability as a result of such inaccuracy (including all fees, costs and expenses of counsel retained by Secured Party) that Debtor fails to pay for within ten (10) days of Secured Party's notice thereof or (ii) Secured Party otherwise deems itself insecure hereunder as a result of such inaccuracy; or

4.6. Any other default shall occur under the Note.

5. Remedies Upon Default. If an Event of Default shall have occurred and be continuing:

5.1. All payments received by Debtor under or in connection with the Collateral shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor and shall be immediately paid over to Secured Party in the same form as so received (with any necessary endorsements), to the extent of the Obligations then due and payable.

5.2. Secured Party shall be entitled to exercise all of the rights, powers and remedies of a secured party under the UCC with respect to the Collateral, and, in addition, Secured Party may take one or more of the following actions:

5.2.1. Secured Party shall have the right to transfer all or any part of the Collateral into its name or the name of its nominee; and

5.2.2. Secured Party may sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Collateral, for cash, upon credit, or for other property, for immediate or future delivery, at any public or private sale without notice (unless required by the UCC or other applicable law, in which case Debtor agrees that ten (10) days' notice shall be deemed reasonable notice) or advertisement, and Secured Party may bid and become purchaser at any public or private sale.

5.3. Secured Party may at any time demand, sue for, collect or make any compromise or settlement with reference to the Collateral as Secured Party, in its sole discretion, chooses. The rights and remedies set forth in this Section 7 are cumulative. The exercise by Secured Party of any right or remedy set forth in this Section 7 shall not preclude Secured Party from exercising any other such right or remedy.

6. Application of Proceeds. Any proceeds of any sale of, or realization upon, all or any part of the Collateral, any proceeds of insurance policies relating to lost or damaged Items pursuant to Section 5.2.3 above, and all other cash retained by Secured Party pursuant to this Agreement shall be applied and disbursed by Secured Party in the following order of priorities: (i) to the payment of all reasonable costs, expenses, liabilities and advances made or incurred by Secured Party, its agents, attorneys and counsel, in managing and maintaining the Collateral or in exercising any right or remedy under this Agreement, (ii) to the payment of the outstanding Obligations, and (iii) the balance, if any, to Debtor. Debtor shall remain liable to Secured Party to the extent of any deficiency between the amount of the proceeds of such distribution and the aggregate of the amounts referred to in clauses (i) and (ii) of this Section 8.

7. Secured Party Appointed Attorney-in-Fact. Effective upon the occurrence and during the continuance of an Event of Default, Debtor hereby appoints Secured Party as the attorney-in-fact of Debtor, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which

Secured Party may deem necessary or advisable to accomplish the purposes hereof. Debtor hereby declares that the foregoing powers are granted for valuable consideration, constitute powers granted as security for the full and timely performance and payment by Debtor of the Obligations and are coupled with an interest and shall be irrevocable by it or in any manner or for any reason.

8. Termination of Security Interests; Release of Collateral.

8.1. The liens, pledges, security interests and licenses created or granted pursuant to this Agreement shall continue in full force and effect until such time as (1) all of the Obligations under the Note have been paid or performed in full and (2) Debtor has no other outstanding payment or delivery Obligations, at which time such liens, pledges, security interests and licenses shall automatically terminate.

8.2. Upon the termination of the lien of this Agreement, Secured Party shall assign and deliver to Debtor the corresponding Collateral and related documents then in custody or possession of Secured Party (except for Collateral and property retained, sold or otherwise disposed of by Secured Party pursuant to Section 7 above) and shall execute and deliver all documents, including without limitation assignments and other instruments, necessary to give full effect to the termination of such liens, pledges, security interests and licenses.

9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when (a) delivered personally, (b) sent by facsimile (with receipt confirmed), or (c) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) or (d) three business days after being sent by registered or certified mail, return receipt requested, in each case to the other party at the address for such party set forth on the signature page hereof (or to such other address or facsimile number for a party as shall be specified by like notice, *provided* that notices of a change of address or facsimile number shall be effective only upon actual receipt thereof).

10. Indemnification. Debtor shall, and does hereby, indemnify, defend and hold harmless Secured Party for and from any cost, expense, liability, loss, cause of action or claim which may or might arise or be incurred with respect to the Collateral or by reason of this Agreement or the loans or extensions of credit evidenced by the Note and from any and all claims and demands whatsoever which may be asserted against Secured Party by reason of the alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements affecting the Collateral (a "Loss"). If Secured Party incurs any Loss, the amount thereof, including costs, expenses and reasonable attorneys' fees, including any fees from the appeal on any judicial action, shall be included in the Obligations secured hereby and shall be immediately payable on demand with interest at the most recently applicable rate of interest under the Note. Notwithstanding any provision herein to the contrary, Debtor shall not be required to indemnify Secured Party for any liability or defense of any claim arising out of or resulting from the gross negligence or willful misconduct of Secured Party.

11. Miscellaneous.

11.1. Time of Essence; Waiver. Debtor agrees that in performing any act under this Agreement that time shall be of the essence hereof. Any waiver by Secured Party of any default hereunder shall not be a waiver of any other default on a future occasion.

11.2. Binding Effect; Assignment. All obligations and rights of Debtor hereunder shall inure to the benefit of and be binding upon Debtor's heirs, personal representatives, administrators, executors, successors or assigns. Debtor may not delegate its obligations hereunder without the prior written consent of Secured Party.

11.3. Entire Agreement. This Agreement contains the entire agreement between Debtor and Secured Party

with respect to the specific subject matter hereof and supersedes any prior understandings and agreements between Debtor and Secured Party with respect to such specific subject matter.

11.4. Severability. If any provision of this Agreement or the application thereof to any party or circumstances is held invalid or unenforceable, the remainder of this Agreement and the documents in the application of such provisions to other parties or circumstances shall not be affected thereby, the provisions of this Agreement and the documents being severable in any such instance.

11.5. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the UCC with respect to all matters covered thereby and the laws of the State of Utah, without reference to its choice of law rules, with respect to all other matters. Debtor hereby subjects itself to the jurisdiction of the federal and state courts located within the State of Utah and agrees that the exclusive venue and place of jurisdiction for any lawsuit arising under or related to this Agreement shall be the State of Utah.

11.6. Attorneys' Fees. In the event an action or proceeding is brought by any party under this Agreement to enforce or construe any of its terms, the party that prevails by enforcing this Agreement shall be entitled to recover, in addition to all other amounts and relief, its reasonable costs and attorneys' fees incurred in connection with such action or proceeding.

11.7. Construction. Whenever the context requires, the singular shall include the plural and the plural shall include the singular, the whole shall include any part thereof, and any gender shall include all other genders. The headings in this Agreement are for convenience only and shall not limit, enlarge, or otherwise affect any of the terms of this Agreement. Unless otherwise indicated, all references in this Agreement to sections refer to the corresponding sections of this Agreement. This Agreement shall be construed as though all parties had drafted it.

11.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Counterparts and signatures transmitted by facsimile shall be valid, effective and enforceable as originals.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

"SECURED PARTY"

Hansen & Taylor Investment Group LLC

By ______________________________
Joseph William Hansen, Member

By ______________________________
Spencer John Taylor, Member

Apron Central, LLC

By ______________________________
Joseph William Hansen, Member

By ______________________________
Spencer John Taylor, Member

"DEBTOR":

Simple Products Corporation

By ______________________________
Brian Christensen, CEO

IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

"SECURED PARTY"

Hansen & Taylor Investment Group LLC

By ______________________
Joseph William Hansen, Member

By ______________________
Spencer John Taylor, Member

Apron Central, LLC

By ______________________
Joseph William Hansen, Member

By ______________________
Spencer John Taylor, Member

"DEBTOR":

Simple Products Corporation

By ______________________
Brian Christensen, CEO

EXHIBIT C

Closing Instructions and Acknowledgment

CLOSING INSTRUCTIONS AND ACKNOWLEDGMENT

To: Vincent & Rees
Attn: David Rees
175 South Main Street, 15th Floor
Salt Lake City, Utah 84111

These Closing Instructions and Acknowledgment (these "Instructions and Acknowledgment") are being executed and delivered to Vincent & Rees (in its disbursement role hereunder, the "Closing Agent") by Hansen & Taylor Investment Group LLC, a Utah limited liability company, and Apron Central, LLC, a Utah limited liability company (collectively the "Seller") and Simple Products Corporation, a Utah corporation ("Buyer"), pursuant to that certain Asset Purchase and Sale Agreement between Seller and Buyer dated as of February 6, 2012 (the "Asset Purchase Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth in the Asset Purchase Agreement.

Buyer Closing Instructions

Buyer hereby confirms to Seller and the Closing Agent as follows:

1. Buyer consents to the release to Broker of the earnest money deposit previously delivered to the Broker to be held in escrow, if any, and has delivered to the Closing Agent the following documents and items:

   1.1. All documents and items required to be delivered by Buyer at the Closing pursuant to the Asset Purchase Agreement.

   1.2. A certified check (or other immediately available funds) in the amount of $250,000.00 (or more, or less, if required pursuant to Section 1.6 of the Asset Purchase Agreement) made payable to "Vincent & Rees, L.C."

2. Contingent upon the execution and delivery by Seller of these Closing Instructions and Acknowledgment, Buyer confirms the following: (i) to the knowledge of Buyer, all of the conditions to Closing set forth in Section 6.1 of the Asset Purchase Agreement have been satisfied or, if not, are hereby waived by Buyer; and (ii) Buyer hereby authorizes and instructs the Closing Agent to conduct the Closing as set forth below under the section entitled "Closing Mechanics."

Seller Closing Instructions

Seller hereby confirms to Buyer and the Closing Agent as follows:

Seller has delivered to the Closing Agent all documents and items required to be delivered by Seller at the Closing pursuant to the Asset Purchase Agreement.

1. Contingent upon the execution and delivery by Buyer of these Closing Instructions and Acknowledgment, Seller confirms the following: (i) to the knowledge of Seller, all of the conditions to Closing set forth in Section 6.2 of the Asset Purchase Agreement have been satisfied or, if not, are hereby waived by Seller; and (ii) Seller hereby authorizes and instructs the Closing Agent to conduct the Closing as set forth below under the section entitled "Closing Mechanics."

Closing Mechanics

Upon the actual receipt by the Closing Agent of the documents and funds (in the form of good, actually collected, cleared funds in the trust account of the Closing Agent) referenced above and upon the execution and delivery by Buyer and Seller of these Closing Instructions and Acknowledgment, the Closing Agent is hereby authorized and instructed to take the following actions:

1. Transmit to the Buyer, Seller and the Broker, copies of each of the following executed documents: (i) the Asset Purchase Agreement; (ii) the Promissory Note; (iii) the Security Agreement; (iv) these Closing Instructions and Acknowledgment; (v) the Noncompetition Agreement; and (vi) the Bill of Sale and Acknowledgment.

2. Make the disbursements of funds as set forth on the Disbursement Schedule attached hereto as Schedule A.

Acknowledgment

1. Buyer hereby acknowledges that Buyer is relying on his own inspection of the Company and the Transferred Assets and the representations of Seller, and not on United Business Brokers(the "Broker"), Vincent & Rees, and/or any of their respective agents, employees or counsel, with regard to the operating history of the Company, the value of the Transferred Assets, and any other material facts regarding Seller or the Company in completing the transactions contemplated under the Asset Purchase Agreement. Buyer further acknowledges that neither the Broker nor Vincent & Rees has verified the representations of Seller, and should any representations be untrue or inaccurate, Buyer agrees to look solely to Seller for relief and to indemnify Broker, Vincent & Rees, and their respective agents, employees and counsel and hold them harmless in connection with any losses or damages caused to Buyer thereby.

2. Seller acknowledges that Vincent & Rees does not represent Seller nor has Vincent & Rees verified the representations of Buyer, and should any representations be untrue or inaccurate, Seller agrees to look solely to Buyer for relief and to indemnify Broker and Vincent & Rees and their agents, employees and counsel and hold them harmless in connection with any losses or damages caused to Seller thereby.

3. At the request of the Buyer, the law firm of Vincent & Rees and its attorneys and staff has prepared suggested forms of the Asset Purchase and Sale Agreement, its exhibits and related documents based on information provided to Vincent & Rees by the Seller, and are acting as the Closing Agent thereunder. Buyer and Seller hereby each represent and acknowledge to Vincent & Rees and the Broker, and agree, as follows:

   3.1. Vincent & Rees represents the Buyer, and has been engaged by the Buyer to prepare the Transaction Documents and act as the Closing Agent, and Vincent & Rees has not provided any legal advice to any party other than the Buyer;

   3.2. Seller understands that he has the right, has had sufficient opportunity, and has been instructed, to engage, utilize and consult with his own respective attorneys of choice regarding the Transaction Documents and the transactions contemplated therein;

   3.3. Vincent & Rees neither makes nor has made any representation, warranty or guaranty to Buyer or Seller with respect to the Transaction Documents or any matter addressed or not addressed therein. Vincent & Rees has not examined the fitness of the Business or verified any representations contained in the Transaction Documents, has not examined the practicality or legality of the transaction structure, and has provided no legal advice regarding the transfer of the Business.

1. Each party has examined each of the transaction documents referenced above and has executed the Asset Purchase Agreement and its related documents to which it is a party of its own free will and choice.

2. Each party agrees to indemnify Broker and Vincent & Rees and its agents and employees from any future dispute related to the terms of this Agreement.

DATED: February 6, 2012

"SELLER":

Hansen & Taylor Investment Group LLC

By ______________________________
Joseph William Hansen, Member

By ______________________________
Spencer John Taylor, Member

Apron Central, LLC

By ______________________________
Joseph William Hansen, Member

By ______________________________
Spencer John Taylor, Member

"BUYER":

Simple Products Corporation

By ______________________________
Brian Christensen, CEO

1. Each party has examined each of the transaction documents referenced above and has executed the Asset Purchase Agreement and its related documents to which it is a party of its own free will and choice.

2. Each party agrees to indemnify Broker and Vincent & Rees and its agents and employees from any future dispute related to the terms of this Agreement.

DATED: February 6, 2012

"SELLER":

Hansen & Taylor Investment Group LLC

By ______________________________
Joseph William Hansen, Member

By ______________________________
Spencer John Taylor, Member

Apron Central, LLC

By ______________________________
Joseph William Hansen, Member

By ______________________________
Spencer John Taylor, Member

"BUYER":

Simple Products Corporation

By ______________________________
Brian Christensen, CEO

Schedule A

(attached to the Closing Instructions and Acknowledgment)

Disbursement Schedule

1. Disburse the amount of the Broker's fee to United Business Brokers.

2. Disburse the remainder to Seller.

<u>EXHIBIT D</u>

Bill of Sale

BILL OF SALE AND ASSIGNMENT

This BILL OF SALE AND ASSIGNMENT is executed as of February 6, 2012, by Hansen & Taylor Investment Group LLC, a Utah limited liability company, dba Flirty Aprons, and Apron Central, LLC, a Utah limited liability company, dba Apron Central (collectively, "Assignor"), in favor of Simple Products Corporation, a Utah corporation ("Assignee"), pursuant to that certain Asset Purchase and Sale Agreement of even date herewith between Assignor and Assignee (the "Asset Purchase Agreement"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement.

Assignor hereby assigns, grants, bargains, sells, conveys, transfers and sets over unto Assignee allof the Transferred Assets, not including cash; and (v) all books, records, instruction manuals, logs, customer and vendor lists, and other documentation relating to the: (i) inventory and equipment located at or used in the Business; (ii) rights, title and interests of Seller under the Assumed Contracts, if any; (iii) any other personal property owned or leased by Seller and used in the Business; and (iv) goodwill and other intangible assets of Seller and Business.

Assignor hereby warrants to Assignee and its successors and assigns that good any marketable title to the Transferred Assets is hereby conveyed to Assignee, free and clear of all Encumbrances except as set forth in the Asset Purchase Agreement, and Assignor agrees with Assignee and its successors and assigns that Assignor will warrant and forever defend such title so conveyed against all claims and contrary demands whatsoever.

Except as otherwise expressly set forth herein and in the Asset Purchase Agreement, Assignor makes no representation or warranty to Assignee regarding the Transferred Assets, express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose.

IN WITNESS WHEREOF, Assignor has executed this Bill of Sale and Assignment as of the date first set forth above.

Hansen & Taylor Investment Group LLC
dba Flirty Aprons

By ______________________
Joseph William Hansen, Member

By ______________________
Spencer John Taylor, Member

Apron Central, LLC
dba Apron Central

By ______________________
Joseph William Hansen, Member

By ______________________
Spencer John Taylor, Member

EXHIBIT E

Noncompetition Agreement

NONCOMPETITION AGREEMENT

This NONCOMPETITION AGREEMENT (this "Agreement") is executed as of February 6, 2012, by Hansen & Taylor Investment Group LLC, a Utah limited liability company and Apron Central, LLC, a Utah limited liability company(collectively, the "Seller"), Joseph William Hansen, and Spencer John Taylor, individual Utah residents and owners of Seller (collectively the "Seller Owner"), in favor of Simple Products Corporation, a Utah corporation (the "Buyer").

RECITALS

WHEREAS, Buyer has entered into an Asset Purchase and Sale Agreement for the acquisition (the "Acquisition") of certain business assets and operations of the Seller (the "Business"); and

WHEREAS, the SellerOwner has been the owner and operator of the Business, and accordingly, will derive financial or other benefits from the consummation of Acquisition; and

WHEREAS, the execution and delivery by the Sellerand the Seller Owner of this Agreement is a precondition to the closing of the Acquisition.

AGREEMENT

NOW THEREFORE, for and in consideration of the premises hereof and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Seller Owner agree as follows:

1. Each of the Seller and the Seller Owner hereby acknowledge and recognize that it (or he or she) possesses information and knowledge that is proprietary and/or confidential to the Business and the competitive nature of the Business and, accordingly, hereby agrees that for a period of five(5) years from the date this Agreement is signed, neither Seller nor the Seller Owner will, without the prior written consent of Buyer (in its sole discretion), except as a consultant to or employee of Buyer: (i) directly or indirectly engage, participate, or become involved in any business activity in the State of Utah or in any other state, that is the same as or substantially similar to the online retail of aprons, whether such engagement, participation or involvement shall be as an employer, officer, director, owner, employee, consultant, partner or other participant; (ii) assist others in engaging in any business activity prohibited by clause (i) above; or (iii) induce employees, consultants, suppliers or customers of Buyer or the Business to terminate their relationship with Buyer or the Business.

2. Each of the Seller and the Seller Owner acknowledges that a remedy at law for any breach or threatened breach of Section 1 above would be inadequate and therefore agree that Buyer shall be entitled to seek equitable relief, including without limitation an injunction, from any federal or state court of competent jurisdiction in addition to any other available rights or remedies in case of any such breach or threatened breach, without the necessity of posting any bond or security in connection therewith; provided, however, that nothing contained herein shall be construed as prohibiting Buyer from pursuing any other remedies available for any such breach or threatened breach. In the event any legal proceeding is brought by any party under this Agreement to enforce or construe any of its terms, the party that prevails by enforcing this Agreement shall be entitled to recover, in addition to all other amounts and relief, its reasonable costs and attorneys' fees incurred in connection with such proceeding.

3. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to

be invalid or unenforceable, such provisions shall be deemed amended to delete the offending portion, with the remainder of the Agreement to remain in full force and effect. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing such provision to render it enforceable to the greatest degree that is compatible with the applicable law.

4. In the event of a default on the Promissory Note (the "Note") and/or the Security Agreement for Promissory Note (the "Security Agreement"), the Secured Party, the Seller and/or the Seller Owner(s) may exercise the right to foreclose on, or take title in its name to,the Collateral (as defined in the Security Agreement)as set forthin Paragraph 5 of the Security Agreement. . In the event that the Secured Party, the Seller and/or the Seller Owner(s)exercise their rights against the Collateral as set forth in Paragraph 5 of the Security Agreement, the Debtor and/or Buyer acknowledge that this Noncompetition Agreement shall be then considered null and void as of the date that any of the remedies in Paragraph 5 of the Security Agreement are exercised.

5. This Agreement may be amended, modified, terminated, rescinded or supplemented only by written agreement of the parties hereto. This Agreement and all of the provisions hereof shall be binding upon the Seller and the Seller Owner, and each of them, and their respective heirs, personal representatives, successors and assigns, and shall inure to the benefit of Buyer and his successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts made and to be performed wholly within the state. Each of the Seller and the Seller Owner hereby expressly submits itself or himself to the exclusive, personal jurisdiction of the federal and state courts situated in the State of Utah.

IN WITNESS WHEREOF, each of the Seller and the Seller Owner has executed this Noncompetition Agreement to be effective as of the date first set forth above.

Hansen & Taylor Investment Group LLC

By ______________________
Joseph William Hansen, Member

By ______________________
Spencer John Taylor, Member

By ______________________
Joseph William Hansen, Individually

By ______________________
Spencer John Taylor, Individually

Apron Central LLC

By ______________________
Joseph William Hansen, Member

By ______________________
Spencer John Taylor, Member